SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission
☒	Definitive Proxy Statement		only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LIVEPERSON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 30, 2007

Dear LivePerson Stockholders:

On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on Tuesday, June 12, 2007 at 10:00 a.m. (Eastern Daylight time) at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088).

The purposes of this meeting are:

•	the election of two directors;

•	the ratification of the Audit Committee’s appointment of BDO Seidman, LLP as our independent registered public accounting firm; and

•	to act upon such other business as may properly come before the Annual Meeting.

You will find attached a Notice of Annual Meeting of Stockholders and a Proxy Statement that contain more information about the matters to be considered at the Annual Meeting. Please give all of this information your careful attention. The Board of Directors recommends a vote FOR the director nominees pursuant to Item 1 in the Notice and a vote FOR the proposal listed as Item 2 in the Notice.

You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Annual Meeting. If you do not plan to attend the Annual Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

The Proxy Statement and the enclosed Proxy Card are first being mailed on or about May 1, 2007 to stockholders entitled to vote. Our 2006 Annual Report to Stockholders is being mailed with the Proxy Statement.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Robert P. LoCascio
Chairman of the Board and
Chief Executive Officer

LIVEPERSON, INC.

462 Seventh Avenue, 3rd Floor
New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. JUNE 12, 2007

TO THE STOCKHOLDERS OF LIVEPERSON, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of LivePerson, Inc., a Delaware corporation (the “Company”), will be held at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 on Tuesday, June 12, 2007 at 10:00 a.m. (Eastern Daylight time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	To elect two Class I directors to serve until the 2010 Annual Meeting of Stockholders or in each case until such director’s successor shall have been duly elected and qualified;

(2)	To ratify the Audit Committee’s appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 23, 2007 will be entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company listed above.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

Timothy E. Bixby
President, Chief Financial Officer and Director

New York, New York
April 30, 2007

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

LIVEPERSON, INC.

462 Seventh Avenue, 3rd Floor
New York, New York 10018

PROXY STATEMENT

General

This Proxy Statement is furnished to the stockholders of record of LivePerson, Inc., a Delaware corporation (“LivePerson” or the “Company”), as of April 23, 2007, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Tuesday, June 12, 2007, and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. (Eastern Daylight time) at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088). This Proxy Statement and the accompanying Proxy Card and Notice of Annual Meeting of Stockholders are first being mailed on or about May 1, 2007 to all stockholders entitled to vote at the Annual Meeting and at any adjournments or postponements thereof.

Voting

The specific matters to be considered and acted upon at the Annual Meeting are:

(i) the election of two directors;

(ii) the ratification of the Audit Committee’s appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(iii) to act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These matters are described in more detail in this Proxy Statement.

On April 23, 2007, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof, 41,849,075 shares of the Company’s Common Stock were issued and outstanding (excluding shares held in treasury). No shares of the Company’s Preferred Stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 23, 2007. Stockholders may not cumulate votes in the election of directors.

The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof, will be available for inspection at the Annual Meeting, and any adjournments or postponements thereof, and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

If a quorum is present, the two nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as Class I Directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of the Class I directors.

Proposals other than for the election of the Class I directors shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If a signed and returned Proxy Card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the Class I directors proposed by the Board, unless the authority to vote for the election of such directors is withheld. In addition, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in this Proxy Statement and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company’s principal executive offices at 462 Seventh Avenue, 3rd Floor, New York, New York 10018, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2008 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in New York, New York, on or before January 1, 2008. In addition, under the Company’s bylaws, any proposal for consideration at the 2008 Annual Meeting of Stockholders submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on February 13, 2008 and the close of business on March 14, 2008, and is otherwise in compliance with the requirements set forth in the Company’s bylaws. The proxy solicited by the Board of Directors for the 2008 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE—ELECTION OF DIRECTORS

General

The Company’s Fourth Amended and Restated Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. At the annual meeting of stockholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director’s term will be subject to the election and qualification of such director’s successor, or the earlier death, resignation or removal of such director.

The Board consists of six persons, as follows:

Class I (current term ends upon this Annual Meeting)	Class II (current term ends upon 2008 Annual Meeting)	Class III (current term ends upon 2009 Annual Meeting)
Emmanuel Gill	Steven Berns	Kevin C. Lavan
William G. Wesemann	Timothy E. Bixby	Robert P. LoCascio

The term of office for the two Class I directors listed above expires at the Annual Meeting. The Board has selected Messrs. Gill and Wesemann, the current Class I directors, as nominees for Class I directors whose term of office will expire at the 2010 Annual Meeting of Stockholders.

Messrs. Gill and Wesemann have agreed to be named as nominees and to continue to serve as directors, if elected, and management has no reason to believe that they will be unavailable to serve. If either Mr. Gill or Mr. Wesemann is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Gill and Wesemann. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

Required Vote

The Class I directors shall be elected by the affirmative vote of a plurality of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote in the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote.

Nominees for Term Ending upon the 2010 Annual Meeting of Stockholders (Class I)

Emmanuel Gill, 68, has been a director since July 2001. Since 1999, Mr. Gill has been President and Chief Executive Officer of Gilbridge Holdings Ltd., a private company which invests in Israeli technology start-up businesses and assists them in entering the United States market. Mr. Gill was a director of our subsidiary HumanClick Ltd., which we acquired in October 2000. Between 1979 and 1999, Mr. Gill was President and Chief Executive Officer of Elbit Ltd., an Israeli manufacturer of electronics for the defense, communications and medical industries. In 1996, Elbit completed a strategic spin-off, forming three separate publicly-traded companies, and Mr. Gill remained Chairman of each of the Elbit spin-offs until forming Gilbridge in 1999. Mr. Gill received a B.S. from the Technion, Israel Institute of Technology.

William G. Wesemann, 50, has been a director since November 2004. Since October 2002, Mr. Wesemann has been an independent consultant. Between January 2001 and October 2002, Mr. Wesemann was Chief Executive Officer of NextPage, Inc., a provider of document management systems. Between August 2000 and January 2001, Mr. Wesemann was Chief Executive Officer of netLens Inc., which was acquired by NextPage and offered a peer-to-peer platform for creating distributed applications. Between May 1996 and May 2000, Mr. Wesemann was Vice President of Sales of Genesys Telecommunications Laboratories, Inc., a leader in computer-telephony integration. Mr. Wesemann received a B.A. from Glassboro State College (now called Rowan University).

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. GILL AND WESEMANN.

Continuing Directors for Term Ending upon the 2008 Annual Meeting of Stockholders (Class II)

Steven Berns, 42, has been a director since April 2002. Mr. Berns has been the President, Chief Financial Officer and a director of MDC Partners Inc., a marketing communications company, since November 2005. From September 2004 until November 2005, Mr. Berns was Vice Chairman and Executive Vice President of MDC Partners. From August 1999 until September 2004, Mr. Berns was Senior Vice President and Treasurer of The Interpublic Group of Companies, Inc., an organization of advertising agencies and marketing services companies. Before that, Mr. Berns held a variety of positions in finance at Revlon, Inc. from April 1992 to August 1999, becoming Vice President and Treasurer in 1996. Prior to joining Revlon, Mr. Berns worked at Paramount Communications Inc. and at a predecessor public accounting firm of Deloitte & Touche. Mr. Berns is a Certified Public Accountant. Mr. Berns is also a director of L Q Corporation, Inc. Mr. Berns received a M.B.A. from New York University and a B.S. from Lehigh University.

Timothy E. Bixby, 42, has been our Chief Financial Officer since June 1999, a director since October 1999 and our President since March 2001. In addition, Mr. Bixby was an Executive Vice President from January 2000 until March 2001 and our Secretary from October 1999 until April 2007. From March 1999 until May 1999, Mr. Bixby was a private investor. From January 1994 until February 1999, Mr. Bixby was Vice President of Finance for Universal Music & Video Distribution Inc., a manufacturer and distributor of recorded music and video products, where he was responsible for internal financial operations, third party distribution deals and strategic business development. From October 1992 through January 1994, Mr. Bixby was Associate Director, Business Development, with the Universal Music Group. Prior to that, Mr. Bixby spent three years in Credit Suisse First Boston’s mergers and acquisitions group as a financial analyst. Mr. Bixby received a M.B.A. from Harvard University and an A.B. from Dartmouth College.

Continuing Directors for Term Ending upon the 2010 Annual Meeting of Stockholders (Class III)

Kevin C. Lavan, 54, has been a director since January 2000. Since November 2004, Mr. Lavan has served advertising agencies affiliated with MDC Partners, Inc. in various capacities. Between October 2000 and November 2004, Mr. Lavan served as an independent consultant to marketing services organizations. In addition, between January 2001 and September 2002, Mr. Lavan was President and Chief Operating Officer of NowMarketing, Inc., formerly known as Elbit VFlash, Inc. From March 1999 until October 2000, Mr. Lavan was an Executive Vice President of Wunderman, the direct marketing and customer relationship marketing division of Young & Rubicam Inc. From February 1997 to March 1999, Mr. Lavan was Senior Vice President of Finance at Young & Rubicam. From 1984 to February 1997, Mr. Lavan held various positions at Viacom Inc., including Controller, and Chief Financial Officer for Viacom’s subsidiary, MTV Networks. Mr. Lavan is a Certified Public Accountant. Mr. Lavan received a B.S. from Manhattan College.

Robert P. LoCascio, 38, has been our Chief Executive Officer and Chairman of our Board of Directors since our inception in November 1995. In addition, Mr. LoCascio was our President from November 1995 until January 2001. Mr. LoCascio founded our Company as Sybarite Interactive Inc., which developed a community-based web software platform known as TOWN. Before founding Sybarite Interactive, through November 1995, Mr. LoCascio was the founder and Chief Executive Officer of Sybarite Media Inc. (known as IKON), a developer of interactive public kiosks that integrated interactive video features with advertising and commerce capabilities. Mr. LoCascio was named a New York City 2001 Ernst & Young Entrepreneur of the Year finalist. Mr. LoCascio received a B.B.A. from Loyola College.

Director Independence

The Board of Directors has affirmatively determined that a majority of its directors (Messrs. Berns, Gill, Lavan and Wesemann) are independent under the listing standards of The Nasdaq Stock Market.

Board Committees and Meetings

The Board of Directors held seven meetings during the fiscal year ended December 31, 2006, which we refer to in this Proxy Statement as the 2006 Fiscal Year, and also acted by unanimous written consent. The Board of Directors has an Audit Committee and a Compensation Committee and does not have a Nominating Committee. In the 2006 Fiscal Year, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case for meetings held during the period in the 2006 Fiscal Year for which such director served).

All directors who are not members of the Company’s management meet at regularly scheduled executive sessions without members of management present. The position of presiding director at these meetings rotates among the non-employee directors. At least two of these meetings each year are to include only those directors who are independent under the current listing standards of The Nasdaq Stock Market. Currently, all non-employee directors are independent.

All members of the Board of Directors are encouraged to attend the Company’s annual meeting of stockholders. At the 2006 Annual Meeting, three of our directors attended.

Audit Committee

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The members of the Audit Committee are Mr. Berns, Mr. Gill and Mr. Lavan (Chair). Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee held six meetings during the 2006 Fiscal Year and also acted by unanimous written consent.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.

Compensation Committee

The Compensation Committee of our Board of Directors recommends, reviews and oversees the salaries, benefits and stock option plans for our employees, consultants, directors and other individuals whom we compensate. The Compensation Committee also administers our compensation plans. The Compensation Committee also performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The members of the Compensation Committee are Mr. Berns (Chair), Mr. Gill and Mr. Wesemann. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq. The Compensation Committee deliberated as needed during regularly scheduled board meetings during the 2006 Fiscal Year and acted by written consent as needed during the 2006 Fiscal Year.

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant. The Compensation Committee annually reviews competitive compensation data prepared by Culpepper and Associates, a provider of worldwide salary surveys and benchmark data for compensation and employee benefit programs in the technology industry. The Compensation Committee has the authority to retain, terminate and set the terms of the Company’s relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Nomination Function of the Board

The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board has determined that it is appropriate not to have a nominating committee because of the relatively small size of the Board. The Board has determined by resolution that a majority of the independent directors of the Board will recommend nominees for director. The independent directors of the Board, in carrying out the nomination function, will not operate under a charter. As disclosed below, each of the directors of the Board who will carry out the nomination function is independent, as defined by the listing standards of Nasdaq. The independent directors of the Board intend to consider director nominees on a case-by-case basis, and therefore have not formalized any specific, minimum qualifications that they believe must be met by a director nominee, identified any specific qualities or skills that they believe are necessary for one or more of our directors to possess, or formalized a process for identifying and evaluating nominees for director, including nominees recommended by stockholders.

The Board of Directors has determined, in connection with the Board’s nomination function described above, that it is the policy of the independent directors acting in such capacity to consider director candidates that are recommended by stockholders. The independent directors will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to LivePerson’s Corporate Secretary, pursuant to the procedures set forth under “Communicating with the Board of Directors” and subject to the deadline set forth under “Deadline for Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and LivePerson’s bylaws. Our bylaws can be accessed in the “About Us—Corporate Governance” section of our web site at www.liveperson.com.

Communicating with the Board of Directors

In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to LivePerson, Inc. at 462 Seventh Avenue, 3rd Floor, New York, New York 10018, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

Corporate Governance Documents

The Board has adopted a Code of Conduct that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Both codes of conduct can be accessed in the “About Us—Corporate Governance” section of our web site at www.liveperson.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Copies may be obtained by writing to LivePerson, Inc., 462 Seventh Avenue, 3rd Floor, New York, New York 10018, Attention: Investor Relations. Copies of the charters of our Board’s Audit Committee and Compensation Committee, as well as copies of LivePerson’s certificate of incorporation and bylaws, can also be accessed in the “About Us—Corporate Governance” section of our web site.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of April 23, 2007, by:

•	each person or group of affiliated persons whom we know to beneficially own more than five percent of our Common Stock;

•	each of our executive officers named in the section of this Proxy Statement titled “Summary Compensation Table for 2006 Fiscal Year”;

•	each of our directors and director nominees; and

•	each of our directors and executive officers as a group.

The following table gives effect to the shares of Common Stock issuable within 60 days of April 23, 2007 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 41,849,075 shares of Common Stock outstanding at April 23, 2007 (excluding shares held in treasury). Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
Gilder, Gagnon, Howe & Co. LLC(1)	3,797,320	9.1%
Janus Capital Management LLC(2)	3,409,685	8.1%

Named Executive Officers and Directors
Robert P. LoCascio(3)	5,026,963	12.0%
Timothy E. Bixby(4)	1,310,950	3.0%
Steven Berns(5)	15,000	*
Emmanuel Gill(6)	1,138,867	2.7%
Kevin C. Lavan(7)	30,000	*
William G. Wesemann(8)	60,000	*

Directors and Executive Officers as a group (6 persons)(9)	7,581,780	17.5%
__________________
*	Less than 1%.

(1)
Based solely on our review of the Schedule 13G/A filed with the SEC on February 14, 2007 by Gilder, Gagnon, Howe & Co. LLC (“GGHC”), whose address is 1775 Broadway, 26th Floor, New York, New York 10019. GGHC shares power to dispose or to direct the disposition of all of the shares listed above, which include 3,517,357 shares held in customer accounts over which partners and/or employees of GGHC have discretionary authority to dispose of or direct the disposition of the shares, 216,058 shares held in accounts owned by the partners of GGHC and their families, and 63,905 shares held in the account of the profit-sharing plan of GGHC, over which GGHC has sole voting power.

(2)
Based solely on our review of the Schedule 13G/A filed with the SEC on February 14, 2007 by Janus Capital Management LLC (“Janus Capital”) and Janus Venture Fund, each of whose address is 151 Detroit Street, Denver, Colorado 80206. Janus Capital has an indirect 82.5% ownership stake in Enhanced Investment Technologies LLC (“INTECH”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC ("Perkins Wolf"). Due to the above ownership structure, holdings for Janus Capital, INTECH and Perkins Wolf were aggregated for purposes of the Schedule 13G/A filing. As a result of its role as investment adviser or sub-adviser to various investment companies and to individual and institutional clients (the “Janus Managed Portfolios”), Janus Capital may be deemed to be the beneficial owner of 3,409,685 shares held by the Janus Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the shares held in the Janus Managed Portfolios and disclaims any ownership associated with such rights. Janus Venture Fund is one of the Janus Managed Portfolios to which Janus Capital provides investment advice and is the beneficial owner of 3,140,420 shares.

(3)
Includes 125,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 23, 2007. The address for Mr. LoCascio is c/o LivePerson, Inc., 462 Seventh Avenue, 3rd Floor, New York, New York 10018.

(4)	Includes 1,222,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 23, 2007.

(5)
Consists of 15,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 10,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 23, 2007.

(6)
Includes 250,413 shares of Common Stock held by Gilbridge Holdings Ltd., an entity over which Mr. Gill indirectly exercises control. Also includes 20,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 10,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 23, 2007.

(7)
Consists of 30,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 10,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 23, 2007.

(8)
Consists of 60,000 shares of Common Stock issuable upon exercise of presently exercisable options, which, if exercised, include 10,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 23, 2007.

(9)
Includes 1,472,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 23, 2007, which, if exercised, include 40,000 shares of Common Stock subject to repurchase rights by us that lapse within 60 days of April 23, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers and persons who hold more than ten percent of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our Common Stock and their transactions in such Common Stock. Based solely upon a review of (i) the copies of Section 16(a) reports which LivePerson has received from such persons or entities for transactions in our Common Stock and their Common Stock holdings for the 2006 Fiscal Year, and (ii) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2006 Fiscal Year, LivePerson believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its Common Stock.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

The executive officers of LivePerson, and their ages and positions as of April 23, 2007, are:

Name	Age	Position
Robert P. LoCascio	38	Chief Executive Officer and Chairman of the Board
Timothy E. Bixby	42	President, Chief Financial Officer and Director

Biographies for Messrs. LoCascio and Bixby follow the table listing our directors.

Compensation Discussion and Analysis

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for the Company’s performance, their individual performance, and for creating longer term value for stockholders. The primary objectives of the program are to:

•	align incentives with performance that creates stockholder value;

•	encourage high potential team players to build a career at the Company; and

•	provide incentives that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and behaviors and reinforces a culture that the Compensation Committee believes will drive long-term success. The Company does not engage a compensation consultant. The Company relies heavily upon benchmarking criteria provided by a third party focused primarily on small and mid-sized technology companies, which are the most comparable peer group for the Company.

The compensation program rewards team accomplishments while promoting individual accountability. Compensation depends primarily on Company results and individual performance against objectives. The goal of the program is to maintain a strong relationship between individual efforts, Company results and financial rewards.

A significant portion of total compensation is placed at risk through annual and long-term incentives. The combination of incentives is designed to balance annual operating objectives and Company earnings’ performance with longer-term stockholder value creation.

We seek to provide competitive compensation that is commensurate with performance. We target compensation within an appropriate range above and below the market median, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenure, seasoned managers. In addition, the vesting schedules attached to option awards (25% per year over 4 years, time-based vesting) reinforce this long-term orientation.

Role of the Compensation Committee

General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the elements of compensation for our executive officers. The Compensation Committee’s function is more fully described in its charter, which has been approved by our Board of Directors.

The Compensation Committee currently consists of three members of our Board of Directors, Steven Berns (Chair), Emmanuel Gill and William Wesemann, each of whom is “independent” as defined by the listing qualifications of The NASDAQ Stock Market and the applicable rules and regulations of the SEC.

The Compensation Committee reviews executive compensation annually, in conjunction with annual operational and financial planning for the upcoming fiscal year, and also periodically as needed for specific executive compensation issues that may arise at other times.

The Compensation Committee determines compensation for the Chief Executive Officer and the President in its sole discretion, and reviews and considers recommendations by the CEO and President when determining compensation for the other members of executive management.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant.

The Compensation Committee annually reviews competitive compensation data prepared by Culpepper and Associates, a provider of worldwide salary surveys and benchmark data for compensation and employee benefit programs in the technology industry, as well as publicly available data for peer group companies.

Compensation Structure

Pay Elements - Overview

The Company utilizes four main components of compensation:

•	Base Salary - fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance.

•
Annual Incentive - variable pay that is designed to reward attainment of annual business goals. Executives qualify for an annual cash incentive payment based on a combination of Company and individual performance against objectives. In the case of executives whose primary objective is revenue generation, incentive compensation may take the form of commissions tied to revenue as well as other Company and individual performance metrics.

•
Long-term Incentives - the Company’s equity-based incentive plan allows for awards that may include stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards, including restricted stock units and deferred stock units. To date, the Company has used only stock options for long-term incentive awards.

•	Benefits and Perquisites - additional security or services, including medical, dental and life insurance benefits and retirement savings.

Pay Elements - Details

1. Base Salary

The Compensation Committee annually reviews officer salaries and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practices. Salary adjustments are generally approved during the first quarter of the calendar year and implemented during the second quarter. Percentage salary increases for officers are normally consistent with those of other management employees.

2. Annual Incentive Compensation

Annual incentive compensation for certain designated key employees is paid under a bonus plan for each year. The plan is designed to provide awards to such individuals as an incentive to contribute to both revenue growth and profitability. Currently, all employees of the Company participate in either a bonus plan, or in the case of sales representatives and managers, a commission plan tied primarily to revenue metrics.

Bonuses are contingent upon the attainment of certain performance targets established by the Compensation Committee, which may include:

•	earnings per share;

•	return on equity, assets or capital;

•	gross or net revenues;

•	earnings before interest, taxes plus amortization and depreciation (“EBITDA”);

•	attainment of certain strategic development objectives; or

•	such other goals established by the committee.

Bonuses are typically paid in cash after the end of the performance period in which they are earned, as determined by the Compensation Committee.

The Company expects that the bonus payout in any given year for any individual will be between 50% and 150% of the individual’s target bonus. During the last three years, overall bonus payouts have approximated this range.

3. Long-term Incentives - Equity-Based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Compensation Committee may grant equity incentives under the Company’s 2000 Amended and Restated Stock Incentive Plan in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards, including, without limitation, restricted stock units (RSUs) and deferred stock units. All such grants are issued on the date they are approved by the Compensation Committee, except for new hires who are not employed at the time of grant, in which case the grant date is the first day of employment. The exercise price for stock options is the grant date closing market price per share. Historically, the Compensation Committee has granted stock options that provide for time-based vesting in four equal annual installments beginning on the first anniversary of the grant date.

The Company typically grants options upon initial hire for new employees, and once per year for existing employees. The annual option grant process for existing employees currently takes place in the first quarter of the calendar year.

The Compensation Committee has not granted other stock-based awards in the past. The Compensation Committee will evaluate the mix of stock options, restricted stock and other stock-based awards in the future to provide emphasis on preserving stockholder values generated in recent years while providing incentives for continuing growth in stockholder value.

The Compensation Committee delegates administrative aspects of stock option grants to management.

4. Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites. These benefits include 401(k) plan accounts, Company-paid medical benefits and life insurance coverage. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance. The Company currently does not match employee contributions to 401(k) plan accounts.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of security-oriented compensation, retention value and at-risk compensation which produces both short-term and long-term performance incentives and rewards. By following this approach, we provide the executive a measure of security in the base compensation that the individual is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company, as well as incentives for executive retention. The mix of metrics used for the annual bonus plan and the Stock Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives.

Pay Levels and Benchmarking

Pay levels for executives are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses “competitive market” compensation using a number of sources. Among other sources, the Compensation Committee relies upon information publicly disclosed by Culpepper and Associates, a provider of worldwide salary surveys and benchmark data for compensation and employee benefit programs in the technology industry. The Compensation Committee also evaluates compensation practices at peer companies in the technology industry based on publicly available information.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee reviews and approves target total compensation opportunities for executives based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target annual incentive opportunity for each executive will be at least at the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Post-Termination Compensation and Benefits

For certain executives, certain stock options are subject to vesting earlier than the time-based schedule in the event of a change of control of the Company and in certain cases, for termination without cause.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishments and/or consummation of acquisitions, divestitures, capital improvements to existing properties, or other management objectives.

Conclusion

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Steven Berns (Chair)
Emmanuel Gill
William G. Wesemann

Summary Compensation Table for 2006 Fiscal Year

The following table sets forth the compensation earned for all services rendered to us in all capacities in the 2006 Fiscal Year by our Chief Executive Officer and our Chief Financial Officer. In this proxy statement, we refer to these individuals as our Named Executive Officers.

Following the table is a discussion of material factors related to the information disclosed in the table.

Name and Principal Position	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Robert P. LoCascio Chief Executive Officer	275,000	0	0	105,160	125,000	0	4,651	509,811
Timothy E. Bixby President and Chief Financial Officer	275,000	0	0	82,887	125,000	0	16,092	498,979

(1)
The performance-based, annual cash incentive bonus earned in 2006 and paid in 2007 to LivePerson’s Named Executive Officers is reflected in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)
This column represents the charge recognized for financial statement reporting purposes with respect to the 2006 Fiscal Year for the fair value of stock options granted to each Named Executive Officer in prior fiscal years and allocated to service provided by the Named Executive Officer in the 2006 Fiscal Year, in accordance with SFAS 123(R). We did not grant any stock options to our Named Executive Officer in the 2006 Fiscal Year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1(l) of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2006 Fiscal Year, as filed with the SEC. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(3)	Amounts represent the value of perquisites and other personal benefits in the form of the Company’s contribution to group health insurance, life insurance and disability benefits.

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Robert P. LoCascio, our Chief Executive Officer, was employed pursuant to an employment agreement entered into as of January 1, 1999. After its initial term, which expired on December 31, 2001, our agreement with Mr. LoCascio extended automatically for one-year terms beginning on each of January 1 in 2002 and 2003. Beginning in 2004, Mr. LoCascio’s employment with us has been at will, but is otherwise subject to the terms of the employment agreement, unless we agree with Mr. LoCascio in writing to alter the terms. Pursuant to the agreement, Mr. LoCascio was entitled to receive an annual base salary of not less than $125,000 and an annual discretionary bonus. The Compensation Committee of our Board set Mr. LoCascio’s annual salary at $275,000, effective January 2006. The agreement provided that if Mr. LoCascio is terminated by us without cause or following a material change or diminution in his duties, a reduction in his salary or bonus, or if we are sold or following a change in control of the Company, or if we relocate him to a location outside the New York metropolitan area, we must pay him an amount equal to the amount of his salary for the 12 months following the date of termination, and the pro rata portion of the bonus he would have been entitled to receive for the fiscal year in which the termination occurred. These amounts are payable in three monthly installments beginning 30 days after his termination. Pursuant to the agreement, for a period of one year from the date of termination of Mr. LoCascio’s employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

Timothy E. Bixby, our President and Chief Financial Officer, is employed pursuant to an employment agreement entered into as of June 23, 1999, which shall continue until it is terminated by either party. Pursuant to the agreement, Mr. Bixby is entitled to receive an annual base salary of not less than $140,000 and an annual discretionary bonus. The Compensation Committee of our Board set Mr. Bixby’s annual salary at $275,000, effective January 2006. Mr. Bixby is also eligible to receive long-term incentive awards determined by our Board consisting of options to purchase Common Stock. If Mr. Bixby is terminated following a change in control of the Company that results in a reduction in his salary or a material change or diminution in his duties, all of his options then outstanding will vest immediately, and we must pay him a lump-sum amount equal to his annual salary, and the pro rata portion of the bonus he would have been entitled to receive for the year in which the termination occurred. If there is such a reduction in salary or diminution of duties unrelated to a change in control, Mr. Bixby will be paid his base salary for the 12 months following such a termination, and his outstanding options will continue to vest under the original vesting schedule for such 12-month period. Pursuant to the agreement, for a period of one year from the date of termination of Mr. Bixby’s employment, he may not directly or indirectly compete with us, including, but not limited to, being employed by any business which competes with us, or otherwise acting in a manner intended to advance an interest of a competitor of ours in a way that will or may injure an interest of ours.

Grants of Plan-Based Awards in 2006 Fiscal Year

We did not grant any awards under our equity incentive plans to our Named Executive Officers in the 2006 Fiscal Year.

The following table sets forth information concerning awards under our non-equity incentive plans granted to each of the Named Executive Officers in the 2006 Fiscal Year, including performance-based awards.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
	Threshold ($)	Target ($)	Maximum ($)
Robert P. LoCascio		160,000
Timothy E. Bixby		160,000

(1)
Amounts shown represent the target awards that could be earned by the Named Executive Officer under the Company’s annual cash incentive bonus plan. There were no threshold bonus opportunities and the target amount was the maximum award that could be earned. Awards are based on Company performance as measured by a combination of revenue, EBITDA, as defined, the achievement of strategic objectives and the achievement of individual performance objectives. Actual incentives earned in 2006 and paid in 2007 are reflected in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

Outstanding Equity Awards at End of 2006 Fiscal Year

The following table set forth information concerning unexercised stock options outstanding for each of the Named Executive Officers as of the end of the 2006 Fiscal Year. We have not granted any restricted stock or made any other stock awards.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert P. LoCascio	125,000	125,000	—	2.92	1/27/15	—	—	—	—
Timothy E. Bixby	202,500 97,500 75,000 225,000 150,000 124,500 275,000 70,000	0 0 0 0 0 0 0 75,000	—	0.67 2.00 3.33 1.94 0.35 0.29 0.72 2.92	6/23/09 10/25/09 1/28/10 10/20/10 4/19/11 11/9/11 12/12/12 1/27/15	—	—	—	—

Option Exercises and Stock Vested in 2006 Fiscal Year

No stock options were exercised during the 2006 Fiscal Year by any of the Named Executive Officers. We have not granted any restricted stock or made any other stock awards.

Compensation of Directors in 2006 Fiscal Year

The following table sets forth information concerning the compensation of our non-employee directors in the 2006 Fiscal Year.

Following the table is a discussion of material factors related to the information disclosed in the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Steven Berns	16,500	0	46,591	0	0	0	63,091
Emmanuel Gill	0(3)	0	46,591	0	0	0	46,591
Kevin C. Lavan	16,000	0	46,591	0	0	0	62,591
William Wesemann	13,500	0	46,591	0	0	0	60,091

(1)
This column represents the charges recognized for financial statement reporting purposes with respect to the 2006 Fiscal Year for the fair value of stock options granted to each non-employee director in the 2006 Fiscal Year and in prior fiscal years and allocated to service provided by the non-employee director in the 2006 Fiscal Year, in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants, refer to Note 1(l) of LivePerson’s consolidated financial statements contained in our Annual Report on Form 10-K for the 2006 Fiscal Year, as filed with the SEC. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the non-employee directors.

(2)
At December 31, 2006, the number of shares underlying unexercised stock options were: Mr. Berns, 15,000; Mr. Gill, 55,000; Mr. Lavan, 65,000; and Mr. Wesemann, 60,000. All of these stock options were exercisable at December 31, 2006, but those options granted in 2006 are subject to repurchase by the Company if the director ceases service before the vesting date (May 23, 2007, the first anniversary of the grant date). Each non-employee director was granted an option to purchase 10,000 shares of our Common Stock on May 23, 2006, the date of our 2006 annual meeting of stockholders, with a grant date value of $16,583.  These options were immediately exercisable and are subject to repurchase by the Company if the director ceases service before the vesting date (May 23, 2007, the first anniversary of the grant date).

(3)	Mr. Gill waived his annual stipend and attendance payments for his services as a director in 2006.

Directors who are also our employees receive no additional compensation for their services as directors. Directors who are not our employees receive an annual cash stipend of $10,000 and a cash payment of $500 for attendance in person or by telephone at each meeting of the Board of Directors or committees of the Board of Directors, and they are reimbursed for reasonable travel expenses and other reasonable out-of-pocket costs incurred in connection with attendance at meetings. Non-employee directors are granted options to purchase 35,000 shares of our Common Stock upon their election to the Board of Directors. In addition, non-employee directors are granted options to purchase 10,000 shares of our Common Stock on the date of each annual meeting of stockholders. These non-employee director option grants are made under our Amended and Restated 2000 Stock Incentive Plan, as amended as of April 21, 2005.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of our Board of Directors during the 2006 Fiscal Year were Mr. Berns (Chair), Mr. Gill and Mr. Wesemann.

During the 2006 Fiscal Year:

• none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

• none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

• none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

• none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

• none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

Certain Relationships and Related Transactions

On an ongoing basis, the Audit Committee is required by its charter to review all related party transactions (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Membership and Role of the Audit Committee

The Audit Committee consists of the following members of the Company’s Board of Directors: Steven Berns, Emmanuel Gill and Kevin C. Lavan (Chair). Each member of the Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including LivePerson’s balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Lavan satisfies the Nasdaq rule requiring that at least one member of our Board’s Audit Committee have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Lavan is an “audit committee financial expert” as defined by the SEC.

The Audit Committee appoints our independent registered public accounting firm, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between LivePerson and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board of Directors. The Audit Committee charter is available in the “About Us—Corporate Governance” section of our web site.

Review of the Company’s Audited Consolidated Financial Statements for the 2006 Fiscal Year

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2006 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with BDO Seidman, LLP, the Company’s independent registered public accounting firm for the 2006 Fiscal Year, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”), as amended, which includes, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and the Audit Committee has discussed with BDO Seidman, LLP the independence of that firm from the Company.

Conclusion

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2006 Fiscal Year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Steven Berns
Emmanuel Gill
Kevin C. Lavan (Chair)

PROPOSAL TWO—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007, including each quarterly interim period, and the Board of Directors is asking the stockholders to ratify this appointment.

Although stockholder ratification of the Audit Committee’s appointment of BDO Seidman, LLP is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from BDO Seidman, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees Billed to the Company for Services Rendered during the Fiscal Years Ended December 31, 2006 and 2005

BDO Seidman, LLP served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2006 and 2005. KPMG LLP served as the Company’s independent registered public accounting firm for fiscal years before that, and also provided services for the fiscal years ended December 31, 2006 and 2005 as described below.

Audit Fees

An aggregate of $449,054 and $352,038 was billed by BDO Seidman, LLP for the fiscal years ended December 31, 2006 and 2005, respectively, for professional services rendered for the audits of the Company’s annual consolidated financial statements and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q. In addition, an aggregate of $24,295 and $26,640 was billed by KPMG LLP for the fiscal years ended December 31, 2006 and 2005, respectively, for professional services rendered related to KPMG’s audits of the Company’s annual consolidated financial statements for years in which KPMG served as the Company’s independent registered public accounting firm.

Audit-Related Fees

No fees were billed by BDO Seidman, LLP for the fiscal years ended December 31, 2006 and 2005 for assurance and related services that were reasonably related to the performance of the audits or review of the Company’s financial statements, and not reported under the heading “Audit Fees” above. An aggregate of $9,500 and $9,500 was billed by KPMG LLP for the fiscal years ended December 31, 2006 and 2005, respectively, for SAS 75 technology audit services provided by KPMG’s Israeli affiliate.

Tax Fees

No fees were billed by BDO Seidman, LLP for the fiscal years ended December 31, 2006 and 2005 for tax compliance, tax consulting and tax planning services. An aggregate of $55,784 and $30,000 was billed by KPMG LLP for the fiscal years ended December 31, 2006 and 2005, respectively, for such services.

All Other Fees

No fees were billed by BDO Seidman, LLP for the fiscal years ended December 31, 2006 and 2005 for services other than those described above. An aggregate of $20,000 was billed by KPMG LLP for the fiscal year ended December 31, 2006 related to the Company’s acquisition of Proficient Systems, Inc.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule is specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, this schedule serves as the budget for fees by specific activity or service for the year.

A schedule of additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule is required to be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Annual Meeting is required to ratify the Audit Committee’s selection of BDO Seidman, LLP.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF BDO SEIDMAN, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

ANNUAL REPORT AND HOUSEHOLDING

A copy of the Annual Report of the Company for the 2006 Fiscal Year is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement and you wish to receive an additional copy or copies of the Annual Report and the Proxy Statement, or if your household is receiving multiple copies of the Company’s Annual Reports or Proxy Statements and you wish to request that future deliveries be limited to a single copy, please send a written request to Timothy E. Bixby, President, Chief Financial Officer, at the Company’s principal executive offices located at 462 Seventh Avenue, 3rd Floor, New York, New York 10018.

FORM 10-K

The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 19, 2007. Stockholders may obtain a copy of this report, without charge, by writing to Timothy E. Bixby, President, Chief Financial Officer, at the Company’s principal executive offices located at 462 Seventh Avenue, 3rd Floor, New York, New York 10018.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

LIVEPERSON, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, JUNE 12, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LIVEPERSON, INC.

The undersigned stockholder of LivePerson, Inc. (the “Company”) revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held June 12, 2007 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, and Timothy E. Bixby, Chief Financial Officer and President, and each of them, the Proxy of the undersigned, with full power of substitution and resubstitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Courtyard by Marriott Hotel (Manhattan Times Square South), Meeting Room A, 114 West 40th Street, New York, New York 10018 (Tel: 212-391-0088), on Tuesday, June 12, 2007 at 10:00 a.m. Eastern Daylight time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

(CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

☒ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

1. TO ELECT TWO CLASS I DIRECTORS TO SERVE FOR A THREE-YEAR TERM ENDING IN THE YEAR 2010 OR IN EACH CASE UNTIL THE DIRECTOR’S SUCCESSOR SHALL HAVE BEEN DULY ELECTED AND QUALIFIED;

NOMINEES:
EMMANUEL GILL
WILLIAM G. WESEMANN

FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS WRITTEN BELOW TO THE CONTRARY) |_|

_______________________________ Instruction: To withhold authority to vote for an individual nominee, write the nominee’s name in the space provided at left.

WITHHOLD AUTHORITY TO VOTE   ☐
FOR ALL NOMINEES LISTED ABOVE

2. TO RATIFY THE AUDIT COMMITTEE’S APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE AND A VOTE FOR ALL OF THE LISTED PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE (INCLUDING NOT WITHHOLDING AUTHORITY TO VOTE FOR THE DIRECTOR NOMINEES), THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ABOVE AND FOR ALL OF THE LISTED PROPOSALS.

Date: ________________
Signature (title, if any)	Signature, if held jointly

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) on certificate)

(JOINT OWNERS SHOULD EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON THE ENVELOPE IN WHICH THIS CARD WAS MAILED. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE SIGN UNDER FULL TITLE, CORPORATE OR ENTITY NAME).